Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 30, 2021 relating to the financial statements of Williams-Sonoma, Inc. and the effectiveness of Williams-Sonoma, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Williams-Sonoma, Inc. for the fiscal year ended January 31, 2021.
/s/ Deloitte & Touche LLP
San Francisco, California
October 7, 2021